EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference and use of our report dated March 1, 2002 on the consolidated financial statements of Hastings Manufacturing Company and subsidiaries which appears on page 20 of this Form 10-K for the year ended December 31, 2001 in the previously filed S-8 registration statement (Registration No. 333-74489) for that company's Stock Option and Restricted Stock Plan of 1997, as amended.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Grand Rapids, Michigan
March 26, 2002